EXHIBIT 10.1
Execution Version
SECOND AMENDMENT TO MASTER AGREEMENT
     THIS SECOND AMENDMENT TO MASTER AGREEMENT (this “Amendment”) dated as of August 3, 2007, by and among BASTOGNE, INC., a Nevada corporation (“SPV”), CHECKFREE SERVICES CORPORATION, a Delaware corporation (“Servicer”), CHECKFREE CORPORATION, a Delaware corporation (“Parent”), but solely in its capacity as Parent under Sections 7.2, 7.7, 7.9, 7.16, 7.18 and 9.7 of the Master Agreement, as amended previously pursuant to First Amendment to Master Agreement, and SUNTRUST BANK, a Georgia state-chartered commercial bank (“Bank”).
     WHEREAS, SPV, Servicer and the Bank are parties to that certain Master Agreement, dated as of August 5, 2003 (the “Original Agreement”), and, with Parent, are parties to the First Amendment to Master Agreement, dated as of April 13, 2006 (together with the Original Agreement, the “Master Agreement”);
     WHEREAS, SPV, Servicer, Parent and Bank desire to amend certain provisions of the Master Agreement pursuant to the terms and conditions contained herein;
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereby agree as follows:
     Section 1. Specific Amendments to Master Agreement. The Master Agreement is hereby amended as follows:
          (a) Section 11.4(h) of the Master Agreement is deleted in its entirety and the following is substituted in lieu thereof:
     “Unless otherwise terminated in accordance with the terms of this Agreement, this Agreement shall terminate on the earlier of (i) October 31, 2007 or (ii) if Bank, SPV and Servicer enter into one or more agreements, with terms and conditions which are satisfactory to each in their respective sole and absolute discretion, to govern a period of time during which the Bank would continue to provide any of the Services while the Services are being transitioned from Bank to, and also conducted by, Bank of America, National Association (“Bank of America”) and Branch Banking and Trust Company (“BB&T”), the date all Services are transitioned and transferred from Bank to Bank of America and BB&T.
          (b) Section 4.4 of the Master Agreement is deleted in its entirety and the following is substituted in lieu thereof:
     “SECTION 4.4 FILE LIMITS. SPV and Servicer acknowledge and agree that neither SPV nor Servicer, on behalf of SPV, shall originate any ACH Transmission which would cause (a) the aggregate total dollar amount of all ACH Transmissions of ACH credit entries originated on any Business Day to exceed the lesser of (i) $2.50 billion, or (ii) as calculated by Bank, the sum of (A) the Immediate Fair Market Value of all cash and Investments in the Accounts at the time of such ACH Transmission, plus (B) 90% of the aggregate total dollar amount of all ACH debit entries which have been originated on such Business Day at the time of such ACH Transmission, as reported by the Federal Reserve Bank (the “Credit Cap”), or (b) the aggregate total dollar amount of all ACH Transmissions of ACH debit entries originated on any Business Day to exceed $2.50 billion (the “Debit Cap”). For purposes of calculating compliance with the Credit Cap and the Debit Cap, any ACH Transmission originated after the close of any Fed ACH Business Day on a Friday but before the start of the Fed ACH Business Day on the following Monday shall be included in the aggregate amount of credit entries and debit entries originated on the prior Fed ACH Business Day. Bank shall have no obligation to fund the payment of any ACH Transmission that causes the aggregate total dollar amount of ACH credit entries originated on any Banking Day to exceed the Credit Cap or the aggregate total dollar amount of ACH debit entries originated on any Banking Day to exceed the Debit Cap, and Bank may order the Federal Reserve Bank to reject any such ACH Transmission, but shall have no liability for failing to do so.”
          (c) The first sentence of Section 5.2(c) is deleted in its entirety and the following substituted in lieu thereof:
     “Neither SPV nor Servicer, on behalf of SPV, will initiate any RPPS Transmission which would cause the aggregate total dollar amount of all RPPS Transmissions originated on any Business Day to exceed the lesser of (i) $325,000,000, or (ii) as calculated by Bank, the sum of (a) the Immediate Fair Market Value of all cash and Investments in the Accounts at the time of such RPPS Transmission, plus (b) 90% of the aggregate total dollar amount of all ACH debit entries which have been originated on such Business Day at the time of such RPPS Transmission, as reported by the Federal Reserve Bank, less (c) the aggregate total dollar amount of all ACH credit entries which have been originated on such Business Day at the time of such RPPS Transmission, as reported by the Federal Reserve Bank (the “RPPS Transmission Limit”).”
          (d) The first sentence of Section 5.3(d) is deleted in its entirety and the following substituted in lieu thereof:
     “Neither SPV nor Servicer, on behalf of SPV, will initiate any E-Pay Transmission which would cause the aggregate total dollar amount of all E-Pay Transmissions originated no any Business Day to exceed the lesser of (i) $50,000,000, or (ii) as calculated by Bank, the sum of (a) the Immediate Fair Market Value of all cash and Investments in the Accounts at the time of such E-Pay Transmission, plus (b) 90% of the aggregate total dollar amount of all ACH debit entries which have been originated on such Business Day at the time of such E-Pay Transmission, as reported by the Federal Reserve Bank, less (c) the aggregate total dollar amount of all ACH credit entries which have been originated on such Business Day at the time of such E-Pay Transmission, as reported by the Federal Reserve Bank (the “E-Pay Transmission Limit”).”
     Section 2. Certain References. Each reference to the Master Agreement in any of the Transaction Documents shall be deemed to be a reference to the Master Agreement, as further amended by this Amendment.
     Section 3. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     Section 4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
     Section 5. Effect. Except as expressly herein amended, the terms and conditions of the Master Agreement shall remain unchanged and in full force and effect. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.
     Section 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.
     Section 7. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Master Agreement.
     Section 8. No Waiver/Bring-down of Representations. This Amendment shall not be construed as a waiver of any Event of Default that may be in existence as of the date hereof or that hereafter may occur. To be effective, any such waiver shall be expressly granted in writing and shall be limited to the extent set forth therein. Servicer and SPV hereby certify that all representations made by them in the Master Agreement remain true and correct in all material respects as if made on and as of the date hereof except to the extent that facts and circumstances have changed so as to render such representations untrue or misleading but where such changes in facts or circumstances are permitted by the terms of the Master Agreement and/or do not otherwise constitute an Event of Default thereunder.
[SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Master Agreement to be executed as of the date first above written.

BASTOGNE, INC.
By:	/s/ Keven Madsen
	Name:	Keven Madsen
	Title:	Vice President and Treasurer

CHECKFREE SERVICES CORPORATION
By:	/s/ David E. Mangum
	Name:	David E. Mangum
	Title:	Executive Vice President and CFO

CHECKFREE CORPORATION, solely in its capacity as Parent under Sections 7.2, 7.7, 7.9, 7.16, 7.28 and 9.7 of the Master Agreement, as amended
By:	/s/ David E. Mangum
	Name:	David E. Mangum
	Title:	Executive Vice President and CFO

SUNTRUST BANK
By:	/s/ Brian K. Peters
	Name:	Brian K. Peters
	Title:	Managing Director

Acknowledged and consented to by Guarantor

CHECKFREE SERVICES CORPORATION

By:	/s/ David E. Mangum
Name: David E. Mangum
Title: Executive Vice President and CFO
Date: August 3, 2007